EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 60 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated February 27, 2002, which was filed as Exhibit (i) to Post-Effective Amendment No. 59.


                                  /s/ James M. Wall
                                  James M. Wall, Esq.


March 22, 2002
Boston, Massachusetts